Patrick Rodgers, CPA, P.A.
309 East Citrus Street, Altamonte, Springs, FL 32701

January 22, 2014

Office of the Chief Accountant
Securities and Exchange Commission
100F Street, NE
Washington, D.C. 20549

Reference: UMED Holdings, Inc.

On December 15, 2013, my appointment as auditor for UMED Holdings, Inc. ceased. I have read UMED Holdings, Inc.’s statements included under Item 4.01 of its Form 8-K dated January 22, 2014 and agree with such statements, insofar as they apply to Patrick Rodgers, CPA, PA.

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA